GRAY                                                               EXHIBIT 99.1
Television, Inc.
-------------------------------------------------------------------------------

                                  NEWS RELEASE

                         GRAY REPORTS OPERATING RESULTS
              FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2003

         ATLANTA, GEORGIA - MARCH 8, 2004 . . . GRAY TELEVISION, INC. (THE "COMPANY") (NYSE: GTN) today announced its results for the three months ("fourth quarter") and year ended December 31, 2003.

         The Company's reported results for 2003 reflect the impact of the acquisition of Stations Holding Company, Inc., on October 25 2002, comprising 15 network affiliated television stations serving 13 television markets and the acquisition on December 18, 2002 of KOLO-TV, the ABC affiliate serving Reno, Nevada. Both acquisitions are collectively referred to as the "2002 Acquisitions". The Company has also provided information on its operating results on a "pro forma" basis which gives effect to the 2002 Acquisitions as if they had occurred on January 1, 2002 (see Note 1).

FOURTH QUARTER OF 2003 COMPARED TO THE FOURTH QUARTER OF 2002

         Revenues. Total revenues for the three months ended December 31, 2003 increased 6% to $80.4 million as compared to the corresponding period of the prior year primarily reflecting the impact of the 2002 Acquisitions. Broadcasting revenues increased 7% to $66.5 million. The stations acquired in 2002 had revenue of $35.1 million in the fourth quarter of 2003 compared to $25.4 million from the respective acquisition date in 2002 through December 31, 2002. For the television stations that were owned continuously for the quarters ended December 31, 2003 and 2002, total revenue for 2003 decreased $5.3 million, or 14%. This decrease primarily reflects the net result of increases in local and national advertising revenue of approximately 7% and 8%, respectively, offset by a decrease in political advertising revenue of 88% or $6.9 million. On a pro forma basis, total broadcasting revenues decreased 12% from the pro forma results of the fourth quarter of 2002. Broadcasting local and national revenues increased approximately 9% and 6% respectively from the pro forma results of 2002 while political advertising revenue decreased $12.8 million to $2.3 million from the pro forma results for the fourth quarter of 2002.

         Operating expenses. Operating expenses before depreciation, amortization and certain other non-cash charges increased 13% to $51.5 million primarily reflecting the impact of the 2002 Acquisitions. Broadcasting expenses increased 18% to $39.4 million. The stations acquired in 2002 had broadcast expense of $20.2 million in the fourth quarter of 2003 compared to $13.2 million from the respective acquisition date in 2002 through December 31, 2002. For the television stations that were owned continuously for the quarters ended December 31, 2003 and 2002, broadcast expenses decreased 4% from the prior period. On a pro forma basis, broadcasting operating expenses decreased 2% from the prior period.

                   4370 Peachtree Road, NE * Atlanta, GA 30319
                       (404) 504-9828 * Fax (404) 261-9607

YEAR ENDED DECEMBER 31, 2003 COMPARED TO THE YEAR ENDED DECEMBER 31, 2002

         Revenues. Total revenues for the year ended December 31, 2003 increased 49% to $295.4 million as compared to the same period of the prior year primarily reflecting the impact of the 2002 Acquisitions. Broadcasting revenues increased 66% to $243.1 million. The stations acquired in 2002 had revenue of $127.9 million for 2003 compared to $25.4 million from the respective acquisition date in 2002 through December 31, 2002. For the television stations that were owned continuously for the years ended December 31, 2003 and 2002, total revenue for 2003 decreased $6.2 million, or 5%. This decrease primarily reflects the net result of increases in local and national advertising revenue of 5% and 4%, respectively, offset by a decrease in political advertising revenue of 82% or $10.8 million. On a pro forma basis total broadcasting revenues decreased 4% from the pro forma results for the full year of 2002. Broadcasting local and national revenue increased approximately 5% and 4%, respectively from the pro forma results of 2002 while political advertising revenue decreased $19.7 million to $5.7 million from the pro forma results for the full year of 2002.

         Operating expenses. Operating expenses before depreciation, amortization and certain other non-cash charges increased 53% to $191.7 million primarily reflecting the impact of the 2002 Acquisitions. Broadcasting expenses increased 78% to $145.7 million. The stations acquired in 2002 had broadcast expense of $76.4 million for 2003 compared to $13.2 million from the respective acquisition date in 2002 through December 31, 2002. For the television stations that were owned continuously for the years ended December 31, 2003 and 2002, broadcast expenses increased 1%. On a pro forma basis broadcasting operating expenses decreased 1% from the prior year.

BALANCE SHEET

         Total debt outstanding at December 31, 2003 was $655.9 million compared to $658.2 million at December 31, 2002. The Company's cash balance was $11.9 million at December 31, 2003 compared to $12.9 million at December 31, 2002.

SETTLEMENT OF IRS LITIGATION

         In January 2004, the Company settled its litigation with the IRS relating to the acquisition of certain television assets in 1996. The settlement requires no cash payments from the Company. The Company agreed in the settlement to forego certain claimed depreciation and amortization deductions relating to the 1996 through 1999 tax years, which in turn resulted in a reduction of the Company's current federal income tax net operating loss carryforwards by approximately $16.3 million. After giving effect to the settlement, the Company's federal net operating loss carryforwards approximate $190 million. During the three months ended December 31, 2003, the Company recorded a non-cash charge to decrease its deferred tax assets by approximately $5.8 million to reflect this settlement. As a result of the settlement, the Company is also entitled to collect a previously claimed federal tax cash refund from 1996 of approximately $1.2 million, plus statutory interest.


Gray Television, Inc.
Earnings Release for the Three Months and
Year ended December 31, 2003                                       Page 2 of 10

RESTATEMENT OF 2002 TRANSITIONAL IMPAIRMENT CHARGE

         The Company has restated its 2002 and 2001 consolidated financial statements for the items discussed below. These restatements had no impact on cash or on income (loss) before cumulative effect of accounting change.

Reclassification Between Broadcast Licenses and Goodwill for Acquisitions Prior to 2002

     Broadcast licenses of television stations acquired by the Company prior to January 1, 2002 were valued using a residual value methodology where the excess of the purchase price over the fair value of all identified tangible and intangible assets was attributed to the broadcast license. In applying this methodology, the Company previously reported deferred tax liabilities for the excess of book over tax basis of assets acquired with a corresponding increase in goodwill. The Company has determined that, instead of recognizing that amount as additional goodwill, the amount should have been included with the residual amount attributed to the broadcast license. Accordingly, the Company has restated its December 31, 2002 balance sheet to reflect the reclassification of approximately $36.4 million of amounts previously reported as "goodwill" to "broadcast licenses". This reclassification, in turn, created additional book over tax basis of the broadcast licenses, requiring recognition of additional deferred tax liabilities and recognition of a corresponding increase in the amount of broadcast licenses. This grossing up effect resulted in an additional increase to broadcast licenses and an increase to deferred tax liabilities of approximately $29.0 million at December 31, 2002.

Revision of the Initial Transition Impairment Charge Calculation Upon Adoption of SFAS 142

         The adjustment mentioned above and the correction of certain other computational errors in the initial transition impairment calculation caused the pre-tax impairment charge as of January 1, 2002 to increase from $39.5 million to $39.9 million and caused the related tax benefit to increase from $8.9 million to $13.2 million. Therefore, the cumulative effect of accounting change of $30.6 million previously reported in the statement of operations for the year ended December 31, 2002 has been restated and is now reduced to $26.6 million. This net adjustment was recorded as an increase in broadcast licenses of $6.4 million, an increase in deferred taxes of $2.4 million and a decrease in the cumulative effect of accounting change of $4.0 million.


Gray Television, Inc.
Earnings Release for the Three Months and
Year ended December 31, 2003                                       Page 3 of 10

         The following table summarizes the effects of the restatements discussed above. These restatements had no impact on cash or on income (loss) before cumulative effect of accounting change. (Dollars in thousands except per share data):

                                                               BALANCE SHEET AS OF DECEMBER 31, 2002
                                                             -----------------------------------------
                                                             AS PREVIOUSLY REPORTED       AS RESTATED
                                                             ----------------------      -------------
ASSETS:
    Broadcast licenses                                             $    878,631          $    950,321
    Goodwill                                                       $    173,341          $    136,969
    Other intangible assets, net                                   $      8,900          $      8,905
    Total assets                                                   $  1,296,724          $  1,332,048
LIABILITIES:
    Deferred income taxes                                          $    174,765          $    206,143
    Total liabilities                                              $    888,114          $    919,492
STOCKHOLDERS' EQUITY:
    Retained deficit                                               $     28,176          $     24,230
    Total stockholders' equity                                     $    369,420          $    373,366

                                                                     STATEMENT OF OPERATIONS
                                                               FOR THE YEAR ENDED DECEMBER 31, 2002
                                                             AS PREVIOUSLY REPORTED       AS RESTATED
                                                             ----------------------      -------------
Cumulative effect of accounting change, net                        $  (30,592)             $  (26,646)
Net loss                                                           $  (27,887)             $  (23,941)
Net loss available to common stockholders                          $  (34,317)             $  (30,371)
Net loss per share available to common stockholders
    Basic                                                          $    (1.55)             $    (1.37)
    Diluted                                                        $    (1.53)             $    (1.37)

         For the year ended December 31, 2001 the Company has restated its intangible asset amortization expense and its income tax benefit increasing each by $958,000 to reflect, in that period, the impact of the reclassification between broadcast licenses and goodwill plus the related "tax-on-tax" gross-up mentioned above.

RECLASSIFICATIONS

         Certain prior year amounts have been reclassified to conform with the 2003 presentation. Specifically, the Company has reclassified amounts relating to the loss on disposal of assets from miscellaneous income (expense) to a separate line item entitled "Loss on disposal of assets, net" included in operating expenses.


Gray Television, Inc.
Earnings Release for the Three Months and
Year ended December 31, 2003                                       Page 4 of 10

GUIDANCE FOR THE FIRST QUARTER OF 2004

         The Company currently anticipates that its results of operations for the three months ended March 31, 2004 will approximate the ranges presented in the table below.

                                                                                          THREE MONTHS ENDED
Dollars in Thousands                                                                         MARCH 31, 2004
                                                                                            ESTIMATED RANGE
                                                                                          LOW               HIGH
                                                                                       ---------          ---------
OPERATING REVENUES
   Broadcasting (less agency commissions)                                              $  59,000          $  60,000
   Publishing                                                                             10,500             10,700
   Paging                                                                                  1,700              1,800
                                                                                       ---------          ---------
   TOTAL OPERATING REVENUES                                                               71,200             72,500
                                                                                       ---------          ---------
OPERATING EXPENSES
   Operating expenses before depreciation and amortization
     Broadcasting                                                                         37,000             37,250
     Publishing                                                                            8,000              8,100
     Paging                                                                                1,425              1,450
     Corporate                                                                             2,000              2,500
   Depreciation and amortization                                                           6,000              6,100
   Amortization of restricted stock award                                                     75                100
   Loss on disposal of assets                                                                 50                100
                                                                                       ---------          ---------
     TOTAL OPERATING EXPENSES                                                             54,550             55,600
                                                                                       ---------          ---------
OPERATING INCOME                                                                       $  16,650          $  16,900
                                                                                       =========          =========

         The Company currently estimates that net political revenue for the three months ended March 31, 2004 will range between $2.3 million and $2.5 million compared to $741,000 earned in the three months ending March 31, 2003. Such estimate for 2004 is included in the broadcast operating revenue estimates presented above. In addition the Company currently estimates that non-cash 401(k) plan expense will range between $475,000 and $550,000 for the three months March 31, 2004 and such estimate is included in the operating expense estimates presented above.

         For the full year of 2004, the Company currently anticipates that total operating expenses before depreciation, amortization and certain other non-cash charges will increase approximately 3% over the results for 2003. The Company currently anticipates that broadcast operating expenses for the full year of 2004 will increase approximately 3.5% over the results for 2003. These increased operating costs primarily reflect general increases in payroll and related employee benefit costs as well as sales commissions on political revenue sold by national sales representatives.


Gray Television, Inc.
Earnings Release for the Three Months and
Year ended December 31, 2003                                       Page 5 of 10

FOR INFORMATION CONTACT:
BOB PRATHER                                                JIM RYAN
PRESIDENT AND CHIEF OPERATING OFFICER                      SENIOR V. P. AND CHIEF FINANCIAL OFFICER
(404) 266-8333                                             (404) 504-9828

WEB SITE:  www.graytvinc.com

CONFERENCE CALL INFORMATION

         Gray Television, Inc. will host a conference call to discuss its fourth quarter operating results on March 8, 2004. The call will begin at 11:00 AM Eastern Time. The live dial-in number is (877) 888-3855 and the reservation number is T485854G. The call will be webcast live and available for replay at www.graytvinc.com. The taped replay of the conference call will be available at
(888) 509-0081 until March 22, 2004.

THE COMPANY

         Gray Television, Inc. is a communications company headquartered in Atlanta, Georgia, and currently owns 29 television stations serving 25 television markets. The stations include 15 CBS affiliates, seven NBC affiliates and seven ABC affiliates. Gray Television, Inc. has 22 stations ranked #1 in local news audience and 22 stations ranked #1 in overall audience within their respective markets based on the results of the Nielsen November 2003 ratings reports. The TV station group reaches approximately 5.3% of total U.S. TV households. The Company also owns four daily newspapers, three in Georgia and one in Indiana.


Gray Television, Inc.
Earnings Release for the Three Months and
Year ended December 31, 2003                                       Page 6 of 10

                              GRAY TELEVISION, INC.
              (IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

                                                                            AS REPORTED(1)                      PRO FORMA(1)
                                                                         THREE MONTHS ENDED                  THREE MONTHS ENDED
SELECTED OPERATING DATA:                                                    DECEMBER 31,                         DECEMBER 31,
                                                               --------------------------------------     ------------------------
                                                                                                %                            %
                                                                 2003          2002          CHANGE         2002           CHANGE
                                                               --------      --------       ---------     --------         -------
OPERATING REVENUES
   Broadcasting (less agency commissions)                      $ 66,537      $ 62,173            7 %      $ 75,404           (12)%
   Publishing                                                    11,831        11,583            2 %        11,583             2 %
   Paging                                                         2,029         2,070           (2)%         2,070            (2)%
                                                               --------      --------                     --------
   TOTAL OPERATING REVENUES                                      80,397        75,826            6 %        89,057           (10)%
                                                               --------      --------                     --------
OPERATING EXPENSES
   Operating expenses before depreciation and amortization
     Broadcasting                                                39,422        33,374           18 %        40,167            (2)%
     Publishing                                                   8,176         8,373           (2)%         8,373            (2)%
     Paging                                                       1,551         1,684           (8)%         1,684            (8)%
     Corporate and administrative                                 2,301         2,322           (1)%         2,706           (15)%
   Depreciation and amortization                                  6,178         6,663           (7)%         5,503            12 %
   Amortization of restricted stock award                           454           -0-            NA            -0-            NA
   Loss on disposal of assets                                     1,075           592           82 %           592            82 %
                                                               --------      --------                     --------
   TOTAL OPERATING EXPENSES                                      59,157        53,008           12 %        59,025             0 %
                                                               --------      --------                     --------
Operating income                                                 21,240        22,818           (7)%        30,032           (29)%
Miscellaneous income (expense), net                                (192)          141         (236)%           141          (236)%
Interest expense                                                (10,637)      (10,759)          (1)%       (11,654)           (9)%
Loss on early extinguishment of debt                                -0-        (5,563)        (100)%        (5,563)         (100)%
                                                               --------      --------                     --------
INCOME BEFORE INCOME TAXES                                       10,411         6,637           57 %        12,956           (20)%
Income tax expense                                                9,146         2,682          241 %         5,084            80 %
                                                               --------      --------                     --------
NET INCOME                                                        1,265         3,955          (68)%         7,872           (84)%
Preferred dividends                                                 822           858           (4)%           858            (4)%
                                                               --------      --------                     --------
NET INCOME AVAILABLE
   TO COMMON STOCKHOLDERS                                      $    443      $  3,097          (86)%      $  7,014           (94)%
                                                               ========      ========                     ========

DILUTED PER SHARE INFORMATION:
   Net income per share available to common stockholders       $   0.01      $   0.08          (88)%      $   0.14           (94)%
                                                               ========      ========                     ========
   Weighted average shares outstanding                           50,210        41,232           22 %        50,281            (0)%
                                                               ========      ========                     ========

OTHER SELECTED DATA
POLITICAL REVENUE                                              $  2,251      $ 11,213          (80)%      $ 15,062           (85)%


SELECTED BALANCE SHEET DATA:                                        DECEMBER 31,
                                                               ----------------------
                                                                 2003           2002
                                                               --------      --------
Cash and cash equivalents                                      $ 11,947      $ 12,915
Total Debt (2)                                                  655,902       658,220
Total debt net of cash                                          643,955       645,305


Gray Television, Inc.
Earnings Release for the Three Months and
Year ended December 31, 2003                                       Page 7 of 10

                              GRAY TELEVISION, INC.
              (IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

                                                                            AS REPORTED(1)                      PRO FORMA(1)
                                                                        TWELVE MONTHS ENDED                 TWELVE MONTHS ENDED
SELECTED OPERATING DATA:                                                    DECEMBER 31,                        DECEMBER 31,
                                                               -------------------------------------      ------------------------
                                                                             RESTATED          %                              %
                                                                 2003          2002          CHANGE         2002            CHANGE
                                                               --------      --------        -------      --------          ------
OPERATING REVENUES
   Broadcasting (less agency commissions)                      $243,061      $146,714           66%       $253,824            (4)%
   Publishing                                                    44,366        43,657            2%         43,657             2%
   Paging                                                         7,944         8,269           (4)%         8,269            (4)%
                                                               --------      --------                     --------
   TOTAL OPERATING REVENUES                                     295,371       198,640           49%        305,750            (3)%
                                                               --------      --------                     --------
OPERATING EXPENSES
   Operating expenses before depreciation and amortization
     Broadcasting                                               145,721        81,996           78%        146,648            (1)%
     Publishing                                                  31,781        31,583            1%         31,583             1%
     Paging                                                       5,785         5,798           (0)%         5,798            (0)%
     Corporate and administrative                                 8,460         5,607           51%          9,010            (6)%
   Depreciation and amortization                                 27,337        17,728           54%         22,152            23%
   Amortization of restricted stock award                           454           -0-            NA            -0-            NA
   Loss on disposal of assets                                     1,155           699           65%            699            65%
                                                               --------      --------                     --------
   TOTAL OPERATING EXPENSES                                     220,693       143,411           54%        215,890             2%
                                                               --------      --------                     --------
Operating income                                                 74,678        55,229           35%         89,860           (17)%
Miscellaneous income, net                                            20           303          (93)%           303           (93)%
Appreciation in value of derivatives, net                           -0-         1,581         (100)%         1,581          (100)%
Interest expense                                                (43,337)      (35,674)          21%        (49,731)          (13)%
Loss on early extinguishment of debt                                -0-       (16,838)        (100)%       (16,838)         (100)%
                                                               --------      --------                     --------
INCOME BEFORE INCOME TAXES AND
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE                        31,361         4,601          582%         25,175            25%
Income tax expense                                               17,337         1,896          814%          9,715            78%
                                                               --------      --------                     --------
NET INCOME BEFORE CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE                                   14,024         2,705          418%         15,460            (9)%
Cumulative effect of accounting change, net
   of $13,215 income tax benefit                                    -0-       (26,646)        (100)%       (26,646)         (100)%
                                                               --------      --------                     --------
NET INCOME (LOSS)                                                14,024       (23,941)        (159)%       (11,186)         (225)%
Preferred dividends                                               3,287         2,461           34%          2,461            34%
Preferred dividends associated with the redemption
   of preferred stock                                               -0-         3,969         (100)%         3,969          (100)%
                                                               --------      --------                     --------
NET INCOME (LOSS) AVAILABLE
   TO COMMON STOCKHOLDERS                                      $ 10,737      $(30,371)        (135)%      $(17,616)         (161)%
                                                               ========      ========                     ========

DILUTED PER SHARE INFORMATION:
   Net income (loss) before cumulative effect of
     accounting change available to common stockholders        $   0.21      $  (0.17)        (226)%      $   0.18            19%
   Cumulative effect of accounting change, net of
     income taxes                                                   -0-         (1.20)        (100)%         (0.53)         (100)%
                                                               --------      --------                     --------
   Net income (loss) per share available to common
     stockholders                                              $   0.21      $  (1.37)        (115)%      $  (0.35)         (161)%
                                                               ========      ========                     ========
   Weighted average shares outstanding                           50,535        22,127          128%         50,462             0%
                                                               ========      ========                     ========

OTHER SELECTED DATA
POLITICAL REVENUE                                              $  5,668      $ 16,612          (66)%      $ 25,349           (78)%


Gray Television, Inc.
Earnings Release for the Three Months and
Year ended December 31, 2003                                       Page 8 of 10

NOTES:

Note 1.  "As Reported" and "Pro forma"

Information in this earnings release has been presented under two different methods: as reported and pro forma. The as reported basis of presentation gives effect to the acquisitions as of their respective acquisition dates. The pro forma presentation gives effect to the acquisitions of Stations Holding Company, Inc. which occurred on October 25, 2002 and KOLO-TV which occurred on December 18, 2002 as if each had occurred on January 1, 2002. Accordingly, the pro forma presentation combines the Company's historical results of operations with the respective acquired operation's historical pre-acquisition operating results. Certain amounts of corporate overhead were eliminated in the pro forma presentation. Depreciation and amortization expense in the pro forma presentation give effect to accounting for the respective acquisitions. Pro forma income tax expense or benefit assumes an effective tax rate of 38% on the pro forma incremental net pre-tax income or loss. Pro forma interest expense and shares outstanding give effect to the Company's issuance of additional debt and common equity to finance, in part, the acquisitions. An unaudited reconciliation between the as reported and the pro forma condensed consolidated statements of operations for the three months and year ended December 31, 2002 follows:

Data in Thousands                                                                 THREE MONTHS ENDED DECEMBER 31, 2002
                                                                             -----------------------------------------------
                                                                               AS              EFFECT OF
                                                                             REPORTED         ACQUISITIONS         PRO FORMA
                                                                             --------         ------------        ----------
Operating revenues
   Broadcasting (less agency commissions)                                    $ 62,173           $ 13,231           $ 75,404
   Publishing                                                                  11,583                -0-             11,583
   Paging                                                                       2,070                -0-              2,070
                                                                             --------           --------           --------
   Total operating revenues                                                    75,826             13,231             89,057
                                                                             --------           --------           --------
Operating expenses before depreciation and amortization
   Broadcasting                                                                33,374              6,793             40,167
   Publishing                                                                   8,373                -0-              8,373
   Paging                                                                       1,684                -0-              1,684
   Corporate and administrative                                                 2,322                384              2,706
Depreciation and amortization                                                   6,663             (1,160)             5,503
Loss on disposal of assets                                                        592                -0-                592
                                                                             --------           --------           --------
Total operating expenses                                                       53,008              6,017             59,025
                                                                             --------           --------           --------
Operating income                                                               22,818              7,214             30,032
Miscellaneous income, net                                                         141                -0-                141
Interest expense                                                              (10,759)              (895)           (11,654)
Loss on early extinguishment of debt                                           (5,563)               -0-             (5,563)
                                                                             --------           --------           --------
Income before income tax                                                        6,637              6,319             12,956
Income tax expense                                                              2,682              2,402              5,084
                                                                             --------           --------           --------
Net income                                                                      3,955              3,917              7,872
Preferred dividends                                                               858                -0-                858
                                                                             --------           --------           --------
Net income available to common stockholders                                  $  3,097           $  3,917           $  7,014
                                                                             ========           ========           ========

Diluted weighted average shares outstanding                                    41,232              9,049             50,281
                                                                             ========           ========           ========

Other Selected Data:
Broadcast Revenue
  Local                                                                      $ 31,760           $  6,351           $ 38,111
  National                                                                     15,193              2,427             17,620
  Network compensation                                                          2,441                251              2,692
  Political                                                                    11,213              3,849             15,062
  Other                                                                         1,566                353              1,919
                                                                             --------           --------           --------
Total Broadcast Revenue                                                      $ 62,173           $ 13,231           $ 75,404
                                                                             ========           ========           ========


Gray Television, Inc.
Earnings Release for the Three Months and
Year ended December 31, 2003                                       Page 9 of 10

Data in Thousands                                                                       YEAR ENDED DECEMBER 31, 2002
                                                                             -------------------------------------------------
                                                                                 AS              EFFECT OF
                                                                              RESTATED         ACQUISITIONS          PRO FORMA
                                                                             ---------         ------------          ---------
Operating revenues
   Broadcasting (less agency commissions)                                    $ 146,714           $ 107,110           $ 253,824
   Publishing                                                                   43,657                 -0-              43,657
   Paging                                                                        8,269                 -0-               8,269
                                                                             ---------           ---------           ---------
   Total operating revenues                                                    198,640             107,110             305,750
                                                                             ---------           ---------           ---------
Operating expenses before depreciation and amortization
   Broadcasting                                                                 81,996              64,652             146,648
   Publishing                                                                   31,583                 -0-              31,583
   Paging                                                                        5,798                 -0-               5,798
   Corporate and administrative                                                  5,607               3,403               9,010
Depreciation and amortization                                                   17,728               4,424              22,152
Loss on disposal of assets                                                         699                 -0-                 699
                                                                             ---------           ---------           ---------
Total operating expenses                                                       143,411              72,479             215,890
                                                                             ---------           ---------           ---------
Operating income                                                                55,229              34,631              89,860
Miscellaneous income, net                                                          303                 -0-                 303
Appreciation in value of derivatives, net                                        1,581                 -0-               1,581
Interest expense                                                               (35,674)            (14,057)            (49,731)
Loss on early extinguishment of debt                                           (16,838)                -0-             (16,838)
                                                                             ---------           ---------           ---------
Income (loss) before income tax and cumulative effect of accounting              4,601              20,574              25,175
   change
Income tax expense (benefit)                                                     1,896               7,819               9,715
                                                                             ---------           ---------           ---------
Net income (loss) before cumulative effect of accounting change                  2,705              12,755              15,460
Cumulative effect of accounting change, net of $13,215 income tax              (26,646)                -0-             (26,646)
   benefit
                                                                             ---------           ---------           ---------
Net income (loss)                                                              (23,941)             12,755             (11,186)
Preferred dividends                                                              6,430                 -0-               6,430
                                                                             ---------           ---------           ---------
Net income (loss) available to common stockholders                           $ (30,371)          $  12,755           $ (17,616)
                                                                             =========           =========           =========

Diluted weighted average shares outstanding                                     22,127              28,085              50,462
                                                                             =========           =========           =========

Other Selected Data:
Broadcast Revenue
  Local                                                                      $  79,631              62,663             142,294
  National                                                                      39,288              28,528              67,816
  Network compensation                                                           6,422               2,917               9,339
  Political                                                                     16,612               8,737              25,349
  Other                                                                          4,761               4,265               9,026
                                                                             ---------           ---------           ---------
Total Broadcast Revenue                                                      $ 146,714           $ 107,110           $ 253,824
                                                                             =========           =========           =========

Note 2. Debt

Total debt as of December 31, 2003 and December 31, 2002 does not include $1.2 million and $1.3 million, respectively, of unamortized debt discount on the Company's 9 1/4% Senior Subordinated Notes due March 2011.

CAUTIONARY STATEMENTS FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT

         The preceding comments on Gray's current expectations of operating results for the first quarter of 2004 are "forward looking" for purposes of the Private Securities Litigation Reform Act of 1995. Actual results of operations are subject to a number of risks and may differ materially from the current expectations discussed in this press release. See the Company's annual report on Form 10-K for a discussion of risk factors that may affect the Company.


Gray Television, Inc.
Earnings Release for the Three Months and
Year ended December 31, 2003                                      Page 10 of 10